Exhibit 99.1

AERSALE CORP. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$17,369,878	$17,505,002
Accounts receivable, net of allowance for doubtful accounts of $1,837,000 and $1,545,000 as of September 30, 2020 and December 31, 2019	38,957,481	51,867,653
Inventory:
Aircraft, airframes, engines and parts, net	69,112,736	57,918,723
Advanced vendor payments	10,530,062	3,247,255
Due from related party	830,369	6,130,990
Deposits, prepaid expenses and other current assets	7,129,485	5,116,175
Total current assets	143,930,011	141,785,798
Fixed assets:
Aircraft and engines held for lease, net	85,959,095	111,896,294
Property and equipment, net	7,838,606	7,461,792
Inventory:
Aircraft, airframes, engines and parts, net	44,724,078	37,043,804
Deferred income taxes	3,413,572	4,753,679
Deferred financing costs, net	534,616	1,034,564
Deferred customer incentives and other assets, net	270,782	324,869
Goodwill	19,860,168	13,858,551
Other intangible assets, net	28,899,377	20,375,166
Due from related party	5,449,739	5,449,739
Total assets	$340,880,044	$343,984,256

Current liabilities:
Accounts payable	15,751,468	17,030,404
Accrued expenses	8,812,043	9,629,084
Lessee and customer purchase deposits	2,756,987	3,473,921
Current portion of long-term debt, net	-	3,351,714
Deferred revenue	5,554,252	7,708,761
Total current liabilities	32,874,750	41,193,884

Long-term lease deposits	1,144,771	4,184,874
Maintenance deposit payments and other liabilities	5,034,469	4,620,133
Total liabilities	$39,053,990	$49,998,891
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 200,000 shares; issued and outstanding 200,000 shares; senior as to all other equity instruments with an 8.65% cumulative dividend rate of the stated liquidation preference of $200,000,000	2,000	2,000
Common stock, $0.01 par value. Authorized 50,000 shares; issued and outstanding 50,000 shares	500	500
Additional paid-in capital	243,218,738	243,218,738
Retained earnings	58,604,816	50,764,127
Total equity	301,826,054	293,985,365
Total liabilities and stockholders' equity	$340,880,044	$343,984,256

AERSALE CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Revenue:
Products	$37,726,383	$86,951,583
Leasing	47,637,093	47,180,822
Services	74,192,768	49,192,438
Total net revenue	159,556,244	183,324,843
Cost of sales and operating expenses:
Cost of products	41,206,646	67,930,066
Cost of leasing	21,315,784	21,442,161
Cost of services	57,369,877	41,075,944
Total cost of sales	119,892,307	130,448,171
Gross profit	39,663,937	52,876,672
Selling, general and administrative expenses	40,614,124	42,046,246
CARES Act proceeds	(12,692,702)	-
Transaction costs	433,681	845,479
Income from operations	11,308,834	9,984,947
Other income (expenses):
Interest expense, net	(1,306,977)	(2,227,025)
Other income, net	358,137	449,850
Total other expenses	(948,840)	(1,777,175)
Income from operations before income tax provision	10,359,994	8,207,772
Income tax expense	(2,519,305)	(1,712,103)
Net income	7,840,689	6,495,669

Dividends attributable to preferred stockholders	18,582,068	27,137,681
Net loss attributable to AerSale Corp. common shareholders	$(10,741,379)	$(20,642,012)

Loss per share - basic and diluted:
Net loss per share attributable to AerSale Corp.	$(215)	$(413)

AERSALE CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

							Total AerSale
	Preferred Stock		Common Stock		Additional	Retained	Stockholders’
	Amount	Shares	Amount	Shares	paid-in Capital	Earnings	Equity
Balance at December 31, 2018	$2,000	200,000	$500	50,000	$243,218,738	$34,548,556	$277,769,794
Cumulative effect of adjustment upon adoption of ASC 606 on January 1, 2019, net of tax	-	-	-	-	-	716,433	716,433
Net income	-	-	-	-	-	6,495,669	6,495,669
Balance at September 30, 2019	2,000	200,000	500	50,000	243,218,738	41,760,658	284,981,896
Balance at December 31, 2019	2,000	200,000	500	50,000	243,218,738	50,764,127	293,985,365
Net income	-	-	-	-	-	7,840,689	7,840,689
Balance at September 30, 2020	$2,000	200,000	$500	50,000	$243,218,738	$58,604,816	$301,826,054

AERSALE CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net income	$7,840,689	$6,495,669
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	20,513,170	21,837,616
Amortization of debt issuance costs	572,506	599,261
Inventory impairment	13,427,091	5,386,102
Impairment of aircraft held for lease	3,035,578	-
Provision for doubtful accounts	262,462	(23,776)
Deferred income taxes	1,340,107	3,570,627
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	8,976,804	(1,331,922)
Inventory	(28,617,019)	(43,833,947)
Deposits, prepaid expenses, and other current assets	3,309,107	(3,958,382)
Deferred customer incentives and other assets	55,754	28,505
Advance vendor payments	(7,282,807)	(884,599)
Accounts payable	(1,413,174)	(2,728,132)
Accrued expenses	(869,887)	(559,972)
Deferred revenue	(2,934,509)	(373,993)
Lessee and customer purchase deposits	1,355,744	5,080,894
Other liabilities	414,336	488,770
Net cash provided by (used in) operating activities	19,985,952	(10,207,279)
Cash flows from investing activities:
Business acquisitions	(16,975,595)	(26,065,000)
Proceeds from sale of assets	3,100,000	4,101,258
Acquisition of aircraft and engines held for lease, including capitalized cost	(1,227,004)	(32,169,874)
Purchase of property and equipment	(1,594,204)	(1,528,970)
Net cash used in investing activities	(16,696,803)	(55,662,586)
Cash flows from financing activities:
Repayments of 8% Senior Secured Notes	(3,424,273)	(4,092,568)
Proceeds from revolving credit facility	104,634,191	79,039,315
Repayments of revolving credit facility	(104,634,191)	(43,500,000)
Net cash (used in) provided by financing activities	(3,424,273)	31,446,747

Cash flows from discontinued operations
Net cash provided by operating activities	-	17,930,772
Net cash flows provided by discontinued operations	-	17,930,772
Decrease in cash and cash equivalents	(135,124)	(16,492,346)
Cash and cash equivalents, beginning of period	17,505,002	21,604,166
Cash and cash equivalents, end of period	$17,369,878	$5,111,820

AERSALE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – DESCRIPTION OF THE BUSINESS

Organization

AerSale Corp. (the “Company” or “AerSale”) is a Delaware holding company that conducts business through its wholly owned subsidiaries. Effective November 25, 2019, the Company restated its certificate of incorporation to amend its name from AerSale Holdings, Inc. to AerSale Corp. and its subsidiaries are the primary operating companies of AerSale Corp. The Company’s corporate headquarters are based in Miami, Florida, with additional offices, hangars and warehouses located throughout the world.

New Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842), which generally requires companies to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet. In July 2018, FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements.” Topic 842 will be effective for the Company during the first quarter of 2022 on a modified retrospective basis. Although early adoption is permitted, we plan to adopt Topic 842 during the first quarter of 2022. We are currently evaluating the impact this guidance will have on our consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13 (“ASU 2016-13”), “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” In November 2018, FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” which amends the scope and transition requirements of ASU 2016-13. Topic 326 requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. Topic 326 will become effective for the Company beginning January 1, 2023, with early adoption permitted, on a modified retrospective basis. We are currently evaluating the impact this guidance will have on our consolidated financial statements and related disclosures.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared from the books and records of the Company in accordance with Accounting Principles Generally Accepted in the United States (“U.S. GAAP”) for interim financial information and Rule 10-01 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (“SEC”), which permits reduced disclosures for interim periods. Although these interim consolidated financial statements do not include all of the information and footnotes required for complete annual consolidated financial statements, management believes all adjustments, consisting only of normal recurring adjustments, and disclosures necessary for a fair presentation of the accompanying condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ equity and cash flows have been made. Unaudited interim results of operations and cash flows are not necessarily indicative of the results that may be expected for the full year. Unaudited interim condensed consolidated financial statements and footnotes should be read in conjunction with the audited consolidated financial statements and footnotes included elsewhere in this proxy/prospectus statement, wherein a more complete discussion of significant accounting policies and certain other information can be found.

Revenue Recognition

Products – Used Serviceable Material Sales (“USM”)

Revenues from sales of USM are measured based on consideration specified within customer contracts, and excludes any sales commissions and taxes collected and remitted to government agencies. We recognize revenue when performance obligations are satisfied by transferring control of a product or service to a customer. The parts are sold at a fixed price with no right of return. In determining the performance obligation, management has identified the promise in the contract to be the shipment of the spare parts to the customer. Title passes to the buyer when the goods are shipped, the buyer is responsible for any loss in transit and the Company has a legal right to payment for the spare parts once shipped. We generally sell our USM products under standard 30-day payment terms, subject to certain exceptions. Customers neither have the right to return products nor do they have the right to extended financing. The Company has determined physical acceptance of the spare parts to be a formality in accordance with ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” Additionally, there is no impact to the timing and amounts of revenues recognized for spare part sales related to the implementation of ASC 606.

Spare parts revenue is based on a set price for a set number of parts as defined in the purchase order. The performance obligation is completed once the parts have shipped and as a result, all of the transaction price is allocated to that performance obligation. The Company has determined that it is appropriate to recognize spare parts sales at a point in time (i.e., the date the parts are shipped) in accordance with ASC 606.

Products – Whole Asset Sales

Revenues from whole asset sales are measured based on consideration specified in the contract with the customer. The Company and customer enter into an agreement which outlines the place and date of sale, purchase price, condition of the whole asset, bill of sale and the assignment of rights and warranties from the Company to the customer. The Company believes the whole asset holds standalone value to the customer as it is not dependent on any other services for functionality purposes and therefore is distinct within the context of the contract and as described in ASC 606-10. Accordingly, the Company has identified the transfer of the whole asset as the performance obligation. The transaction price is set at a fixed dollar amount per fixed quantity (number of whole assets) and is explicitly stated in each contract. Whole asset sales revenue is based on a set price for a set number of assets, which is allocated to the performance obligation discussed above, in its entirety. The Company has determined the date of transfer to the customer is the date the customer obtains control over the asset and would cause the revenue recognition. Payment is required in full upon customer's acceptance of the whole asset on the date of the transfer. As such, there is no impact to the timing and amounts of revenue recognized for whole asset sales related to the implementation of ASC 606.

Leasing Revenues

The Company leases flight equipment under operating leases that contain monthly base rent and reports rental income straight line over the life of the lease as it is earned. Additionally, the Company’s leases provide for supplemental rent, which is calculated based on actual hours or cycles of utilization and, for certain components, based on the amount of time until maintenance of that component is required. In certain leases, the Company records supplemental rent paid by the lessees as maintenance deposit payment liabilities in recognition of the Company’s contractual commitment to reimburse qualifying maintenance. Reimbursements to the lessees upon receipt of evidence of qualifying maintenance work are charged against the existing maintenance deposit payments liabilities. In leases where the Company is responsible for performing certain repairs or replacement of aircraft components or engines, supplemental rent is recorded as revenue in the period earned. In the event of premature lease termination or lessee default on the lease terms, revenue recognition will be discontinued when outstanding balances are beyond the customers’ deposits held. Payment terms for leased flight equipment is due upon receipt.

Service Revenues

Service revenues are recognized as performance obligations are fulfilled and the benefits are transferred to the customer. At contract inception, we evaluate if the contract should be accounted for as a single performance obligation or if the contract contains multiple performance obligations. In some cases, our service contract with the customer is considered one performance obligation as it includes factors such as the good or service being provided is significantly integrated with other promises in the contract, the service provided significantly modifies or customizes the other good or service or the goods or services are highly interdependent or interrelated with each other. If the contract has more than one performance obligation, the Company determines the standalone price of each distinct good or service underlying each performance obligation and allocates the transaction price based on their relative standalone selling prices. The transaction price of a contract, which can include both fixed and variable amounts, is allocated to each performance obligation identified. Some contracts contain variable consideration, which could include incremental fees or penalty provisions related to performance. Variable consideration that can be reasonably estimated based on current assumptions and historical information is included in the transaction price at the inception of the contract but limited to the amount that is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. Variable consideration that cannot be reasonably estimated is recorded when known.

For most service contracts, performance obligations are satisfied over time as work progresses based on transfer of control of products and services to our customers. We receive payments from our customers based on billing schedules or contract terms.

For performance obligations that are satisfied over time, we measure progress in a manner that depicts the performance of transferring control to the customer. As such, we utilize the input method of cost-to-cost to recognize revenue over time as this depicts when control of the promised goods or services are transferred to the customer. Revenue is recognized based on the relationship of actual costs incurred to date to the estimated total cost at completion of the performance obligation. We are required to make certain judgments and estimates, including estimated revenues and costs, as well as inflation and the overall profitability of the arrangement. Key assumptions involved include future labor costs and efficiencies, overhead costs and ultimate timing of product delivery. Differences may occur between the judgments and estimates made by management and actual program results. Under most of our Maintenance, Repair and Overhaul (“MRO”) contracts, if the contract is terminated for convenience, we are entitled to payment for items delivered, fair compensation for work performed, the costs of settling and paying other claims and a reasonable profit on the costs incurred or committed.

Changes in estimates and assumptions related to our arrangements accounted for using the input method based on labor hours are recorded using the cumulative catchup method of accounting. These changes are primarily adjustments to the estimated profitability for our long term programs where we provide MRO services.

We have elected to use certain practical expedients permitted under ASC 606. Shipping and handling fees and costs incurred associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment cost, are included in cost of sales in our condensed consolidated statements of operations and are not considered a performance obligation to our customers. Our reported sales on our condensed consolidated statements of operations are net of any sales or related non income taxes. We also utilize the “as invoiced” practical expedient in certain cases where performance obligations are satisfied over time and the invoiced amount corresponds directly with the value we are providing to the customer.

CARES Act

The Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law on March 27, 2020 and was intended to assist the economy by issuing a relief package to preserve jobs in industries adversely impacted by the COVID-19 outbreak. On June 8, 2020, we entered into an agreement with the U.S. Department of the Treasury to receive $12,693,000 in emergency relief through the CARES Act payroll support program to be paid in installments through September 30, 2020. The proceeds of the grant are recorded within accrued expenses when received and are recognized as CARES Act proceeds in the statement of operations over the periods that the funds are intended to compensate. As of September 30, 2020, we received $12,693,000 in grant proceeds under the CARES Act payroll support program and the full amount has been recognized as CARES Act proceeds in the statement of operations.

In connection with this financial assistance, we are required to comply with certain provisions of the CARES Act, including the requirement that funds provided pursuant to the program be used exclusively for the continuation of payment of employee wages, salaries and benefits; the requirement against involuntary terminations and furloughs and reductions in employee pay rates and benefits from the signing date of the agreement through September 30, 2020, for which the Company is in compliance. In addition, the Company is subject to provisions prohibiting the repurchase of common stock and the payment of common stock dividends through September 30, 2021, and limitations on the payment of certain employee compensation through March 24, 2022. These restrictions may affect the Company’s operations and if the Company does not comply with these provisions, it may be required to reimburse up to 100% of the relief funds. If that is the case, the Company may take actions to mitigate the impact.

NOTE C – SIGNIFICANT RISKS AND UNCERTAINTIES

Impact of Coronavirus (COVID-19)

COVID-19 has been declared a global health pandemic by the World Health Organization. COVID-19 has impacted nearly all regions of the world, which has driven the implementation of significant, government-imposed measures to prevent or reduce its spread, including travel restrictions, the closing of borders, “shelter in place” orders and business closure. As a result, commercial airlines have experienced a decline in demand for air travel. The reduced number of aircraft in service and corresponding flying hours negatively impacts the demand for AerSale’s services, and prolonged reduction could materially and adversely affect AerSale’s business, operating results, financial condition, and liquidity.

An extended pandemic, or the threat thereof, could result in employee absenteeism leading to lower productivity in AerSale’s service locations, temporary closure of AerSale’s offices and facilities, travel restrictions for AerSale’s workforce and other voluntary actions that may result in business disruptions.

Risks and Uncertainties

Flight equipment held for operating leases is subject to fluctuations in value based on commercial aircraft and engines supply and demand. A material decrease in aircraft or engine values could have a downward impact on lease rentals and residual values and may require impairments to be taken on such assets. Additionally, impairment charges may be required to reduce the carrying value of inventory.

The nature of the Company’s business is capital intensive and demands significant capital requirements. To meet the Company’s current purchase commitments and future aircraft and engine acquisitions, the Company may need to (i) access committed debt facilities, and/or (ii) secure additional financing, and/or (iii) use existing available cash balances.

The Company is also subject to regulation by various governmental agencies with responsibilities over civil aviation. Increased regulations imposed by organizations such as the Federal Aviation Administration (“FAA”) may significantly affect industry operations.

The Company conducts business in certain foreign countries, some of which are politically unstable or subject to military or civil conflicts. Consequently, the Company is subject to a variety of risks such as civil strife, political risk, import and export regulations, compliance with foreign laws, treaties, regulations, uncertainties arising from foreign local business practices, cultural considerations, restriction on fund transfers and exposure to U.S. Foreign Corrupt Practices Act and other anti-bribery laws.

The Company periodically reviews the carrying values of trade receivables, inventory, long lived assets, the recoverable value of deferred tax assets, and the sufficiency of accruals and provisions, substantially all of which are sensitive to the above risks and uncertainties.

NOTE D – REVENUE

The timing of revenue recognition, customer billings and cash collections results in a contract asset or contract liability at the end of each reporting period. Contract assets consist of unbilled receivables or costs incurred where revenue recognized over time exceeds the amounts billed to customers. Contract liabilities include advance payments and billings in excess of revenue recognized. Certain customers make advance payments prior to the satisfaction of performance obligations on the contract. These amounts are recorded as contract liabilities until such performance obligations are satisfied. Contract assets and contract liabilities are determined on a contract by contract basis.

Contract assets are as follows:
	September 30, 2020	December 31, 2019	Change
Contract asset	$15,120,000	$7,925,000	$7,195,000

Contract assets are reported within accounts receivable on our condensed consolidated balance sheets. Changes in contract assets primarily results from the timing difference between our performance of services. Contract liabilities are reported as deferred revenue on our condensed consolidated balance sheets and amounted to $7,709,000 as of December 31, 2019, of which $7,213,000 was related to contract liabilities for services performed. For the nine months ended September 30, 2020, we recognized as revenue $7,138,000 of our contract liabilities for services performed as the timing between customer payments and our performance of the services is a short period of time and generally no longer than six months.

Disaggregation of Revenue

The Company reports revenue by segment. The following tables present revenue by segment, as well as a reconciliation to total revenue for the nine months ended September 30, 2020 and 2019:

	2020
	Asset Management Solutions	Tech Ops	Total Revenues
USM	$30,594,000	$1,989,000	$32,583,000
Whole Asset Sales	3,103,000	–	3,103,000
Engineered Solutions	–	2,040,000	2,040,000
Total Products	33,697,000	4,029,000	37,726,000
Leasing	47,637,000	–	47,637,000
Services	–	74,193,000	74,193,000
Total Revenues	$81,334,000	$78,222,000	$159,556,000

	2019
	Asset Management Solutions	Tech Ops	Total Revenues
USM	$63,273,000	$4,060,000	$67,333,000
Whole Asset Sales	13,186,000	–	13,186,000
Engineered Solutions	–	6,433,000	6,433,000
Total Products	76,459,000	10,493,000	86,952,000
Leasing	47,181,000	–	47,181,000
Services	–	49,192,000	49,192,000
Total Revenues	$123,640,000	$59,685,000	$183,325,000

NOTE E – INVENTORY

Following are the major classes of inventory as of September 30, 2020 and December 31, 2019:

	2020	2019
USM	$64,809,000	$65,335,000
Whole Assets	32,472,000	12,795,000
Work in Process	16,556,000	16,832,000
	$113,837,000	$94,962,000

The Company recorded inventory reserves of $12,888,000 and $4,619,000 for the nine months ended September 30, 2020 and 2019, respectively, included in cost of products in the accompanying condensed consolidated statements of operations, due to the Company’s evaluation of the inventory’s net realizable value.

The Company recorded inventory scrap loss reserves of $539,000 and $767,000 for the nine months ended September 30, 2020 and 2019, respectively, included in cost of products in the accompanying condensed consolidated statements of operations.

NOTE F – INTANGIBLE ASSETS

In accordance with ASC 350, Intangibles — Goodwill and Other, goodwill and other intangible assets deemed to have indefinite lives are not amortized, but are subject to annual impairment tests. We review and evaluate our goodwill and indefinite life intangible assets for potential impairment at a minimum annually or more frequently if circumstances indicate that a potential impairment may have occurred.

We determined the fair value of assets acquired and liabilities assumed using a variety of methods. An income approach based on discounted cash flows was used to determine the values of our trademarks, certifications, customer relationships and FAA certificates. The assumptions we used to estimate the fair value of our reporting units are based on historical performance, as well as forecasts used in our current business plan and require considerable management judgment

The Company’s goodwill and intangible assets as defined by ASC 350 is related to our subsidiaries, AerSale Component Solutions (ACS), Avborne Component Solutions (Avborne), and the newly acquired Aircraft Composite Technologies (ACT), which are included in the TechOps segment, as well as Qwest Air Parts, which is included under the Asset Management Solutions segment.

Goodwill and other intangibles as of September 30, 2020 and December 31, 2019 are:

	2020	2019
Qwest Air Parts:
Certifications	$724,000	$724,000
Goodwill	13,416,000	13,416,000
ACS:
Certifications	710,000	710,000
Goodwill	379,000	379,000
Avborne:
Trademarks	600,000	600,000
Certifications	7,300,000	7,300,000
Goodwill	63,000	63,000
ACT:
Trademarks	200,000	-
Certifications	796,000	-
Goodwill	6,002,000	-
Total intangible assets with indefinite lives	$30,190,000	$23,192,000

As a result of the COVID-19 pandemic and its impact on the aviation industry, the Company performed a qualitative impairment analysis as of June 30, 2020 and updated the analysis through September 30, 2020 on the indefinite lived intangible assets, and the Asset Management Solutions and TechOps segment goodwill and concluded there was no impairment for the nine month period ended September 30, 2020.

Intangible assets with definite useful lives are amortized on a straight-line basis over their estimated useful lives. Intangible assets with definite lives as of September 30, 2020 and December 31, 2019 are as follows:

	Useful Life In Years	2020	2019
Qwest Air Parts:
Customer relationships	10	$8,328,000	$9,058,000
ACS:
Customer relationships	10	95,000	110,000
Avborne:
Customer relationships	10	1,715,000	1,873,000
ACT:
Customer relationships	10	8,431,000	-
Total intangible assets with definite lives		$18,569,000	$11,041,000

Total amortization expense amounted to $1,572,000 and $515,000 for the nine months ended September 30, 2020 and 2019, respectively. Accumulated amortization amounted to $2,431,000 and $859,000 as of September 30, 2020 and December 31, 2019, respectively.

Goodwill activity for the nine-month period ended September 30, 2020 consisted of the following:

	Asset Management Solutions	Tech Ops	Total
Goodwill as of December 31, 2019	$13,416,000	$442,000	$13,858,000
Additions	–	6,002,000	6,002,000
Goodwill as of September 30, 2020	$13,416,000	$6,444,000	$19,860,000

Other intangible assets are reviewed at least annually or more frequently if any event or change in circumstance indicates that an impairment may have occurred. As a result of the COVID-19 pandemic and its impact on the aviation industry, the Company performed an impairment analysis on the definite-lived intangible assets as of June 30, 2020 and updated the analysis through September 30, 2020 and concluded there was no impairment for the nine month period ended September 30, 2020.

NOTE G – PROPERTY AND EQUIPMENT, NET

Property and equipment, net, as of September 30, 2020 and December 31, 2019 consist of the following:

	Useful Life In Years	2020	2019
Tooling and equipment	7 – 15	$13,386,000	$12,351,000
Furniture and other equipment	5	7,169,000	6,111,000
Computer software	5	2,389,000	2,291,000
Leasehold improvements	3 – 6	2,969,000	3,142,000
Equipment under capital lease	5	360,000	431,000
		26,273,000	24,326,000
Less accumulated depreciation		(18,434,000)	(16,864,000)
		$7,839,000	$7,462,000

Depreciation expense amounted to $1,597,000 and $ 1,663,000 for the nine months ended September 30, 2020 and 2019, respectively. The Company performed an impairment analysis on the property, plant and equipment as of June 30, 2020 and updated the analysis through September 30, 2020 and concluded there was no impairment for the nine month period ended September 30, 2020.

NOTE H – LEASE RENTAL REVENUES AND AIRCRAFT AND ENGINES HELD FOR LEASE

Aircraft and engines held for operating leases, net, as of September 30, 2020 and December 31, 2019 consists of the following:

	2020	2019
Aircraft and engines held for operating leases	$225,425,000	$246,883,000
Less accumulated depreciation	(139,466,000)	(134,987,000)
	$85,959,000	$111,896,000

Total depreciation expense amounted to $17,344,000 and $19,660,000 for the nine months ended September 30, 2020 and 2019, respectively, and is included in cost of leasing in the condensed consolidated statements of operations. As a result of a market assessment of appraised values, the Company recorded an impairment of leased assets in the amount of $3,036,000 for the nine months ended September 30, 2020.

Supplemental rents recognized as revenue totaled $9,298,000 and $16,697,000 for the nine months ended September 30, 2020 and 2019, respectively.

The Company’s current operating lease agreements for flight equipment on lease expire over the next month to three years. The amounts in the following table are based upon the assumption that flight equipment under operating leases will remain on lease for the length of time specified by the respective lease agreements. Minimum future annual lease rentals contracted to be received under existing operating leases of flight equipment at were as follows:

Year ending December 31:
Remainder of 2020	$6,667,000
2021	19,378,000
2022	10,136,000
2023	1,863,000
Total minimum lease payments	$38,044,000

NOTE I – ACCRUED EXPENSES

The following is a summary of the components of accrued expenses as of September 30, 2020 and December 31, 2019:

	2020	2019
Accrued compensation and related benefits	$5,275,000	$5,638,000
Accrued legal fees	2,250,000	2,462,000
Commission fee accrual	116,000	363,000
Accrued federal, state and local taxes and fees	174,000	84,000
Other	997,000	1,082,000
	$8,812,000	$9,629,000

NOTE J – FINANCING ARRANGEMENTS

Outstanding debt obligations as of September 30, 2020 and December 31, 2019 consist of the following:

	2020	2019
$1$110.0 million Wells Fargo Senior Secured Revolving Credit Facility LIBOR plus margin, interest payable monthly, maturity at July 20, 2021	$–	$–
$3$35.0 million Senior Secured Notes Payable, interest payable with principal monthly, maturity at August 19, 2020 net of debt issuance costs of $72,000 as of December 31, 2019, respectively	–	3,352,000
Total	–	3,352,000
Less current portion	–	(3,352,000)
Total long-term portion	$–	$–

Debt issuance costs relate to the Wells Fargo Senior Secured Revolving Credit Agreement, Senior Secured Notes origination and other direct financing costs. At September 30, 2020 and December 31, 2019, total unamortized debt issuance costs were $535,000 and $1,107,000, respectively, net of accumulated amortization. Included in deferred financing costs, net, is $535,000 and $1,035,000 unamortized deferred financing costs related to the Wells Fargo Senior Secured Revolving Credit Facility as of September 30, 2020 and December 31, 2019, respectively. Included as a direct reduction to the corresponding long-term debt is $72,000 as of December 31, 2019, respectively. Amortized debt issuance costs is recorded in interest expense through maturity of the related debt using the straight-line method, which approximates the effective interest method. Amortization expense for the nine months ended September 30, 2020 and 2019 was $572,000 and $599,000, respectively.

$110.0 million Wells Fargo Senior Secured Revolving Credit Facility

The Amended and Restated Credit Agreement provides commitments for a $110.0 million revolving credit facility and includes a $10.0 million sub facility for letters of credit and for borrowings on same-day notice referred to as “swingline loans”. The maximum amount of such commitments available at any time for borrowings and letters of credit is determined according to a borrowing base calculation equal to the sum of eligible inventory and eligible accounts receivable reduced by the aggregate amount, if any, of trade payables of the loan parties, as defined in the Amended and Restated Credit Agreement. Extensions of credit under the Amended and Restated Credit Agreement are available for working capital and general corporate purposes. The commitments under the Amended and Restated Credit Agreement terminate on July 20, 2021, at which time all outstanding amounts on the Amended and Restated Credit Agreement will be due and payable.

As of September 30, 2020 and December 31, 2019, there was no outstanding balance under the Amended and Restated Credit Agreement and the Company had $82.2 million and $94.3 million, respectively, of availability.

The obligations of the Borrowers under the Amended and Restated Credit Agreement are guaranteed by the Company, and other subsidiaries of AerSale, Inc. may be designated as borrowers on a joint and several basis. Such obligations are also secured by substantially all of the assets of the Company.

The interest rate applicable to loans outstanding on the Amended and Restated Credit Agreement is a floating rate of interest per annum of LIBOR plus a margin. In addition, a commitment fee applies to the unused portion of the commitments under the Amended and Restated Credit Agreement.

The Borrowers’ ability to borrow on the Amended and Restated Credit Agreement is subject to ongoing compliance by the Company and the Borrowers with various customary affirmative and negative covenants. The Amended and Restated Credit Agreement requires the Company and Borrowers to meet certain financial and nonfinancial covenants. The Company was in compliance with these covenants as of September 30, 2020.

Interest expense on the Amended and Restated Credit Facility amounted to $410,000 and $998,000 for the nine months ended September 30, 2020 and 2019, respectively, and is included within interest expense in the condensed consolidated statements of operations.

$35.0 million Senior Secured Notes

On September 20, 2012, Gables MSN 26343 Limited and AerSale Aviation Limited (collectively, the “Borrowers”), wholly owned subsidiaries of the Company, completed a $35.0 million private placement at par of senior secured notes that mature on August 19, 2020 (“Senior Secured Notes”). The Senior Secured Notes bear interest at a fixed rate per annum of 8%. Principal and interest on the Senior Secured Notes is payable monthly in arrears on the 19th day of each succeeding month, commencing on October 19, 2012.

The Senior Secured Notes may be redeemed by Gables MSN 26343 Limited at any time upon not less than 5 days’ notice at a redemption price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest thereon to the date of redemption, plus the applicable prepayment fee based on the amount of time elapsed since the anniversary date of the indenture.

The Senior Secured Notes are unconditionally and irrevocably guaranteed by AerSale Aviation Limited. The Senior Secured Notes are also collateralized by a first priority mortgage and security interest in a Boeing Model 747-400BDSF aircraft owned by Gables MSN 26343 Limited and a collateral assignment of a lease associated with such aircraft. The indenture governing the Senior Secured Notes contains nonfinancial covenants that must be met.

Interest expense on the Senior Secured Notes amounted to $77,000 and $428,000 for the nine months ended September 30, 2020 and 2019, respectively, and is included within interest expense in the condensed consolidated statements of operations. The Senior Secured Note was paid in June 2020.

NOTE K – EARNINGS PER SHARE

The computation of basic and diluted earnings per share (“EPS”) is based on the weighted average number of common shares outstanding during each period. The computation of basic and diluted earnings per share are impacted by dividends for preferred stockholders.

The following table provides a reconciliation of the computation for basic and diluted earnings per share for the nine months ended September 30, 2020 and 2019, respectively:

	2020	2019
Net income	$7,841,000	$6,496,000
Dividends attributable to preferred stockholders	(18,582,000)	(27,138,000)
Net loss attributable to common shareholders for EPS	$(10,741,000)	$(20,642,000)
Weighted-average number of shares outstanding	50,000	50,000
Loss per share – basic and diluted:
Loss per share	$(215)	$(413)

NOTE L – BUSINESS SEGMENTS

Consistent with how our chief operating decision maker (Executive Chairman and Chief Executive Officer) evaluates performance and utilizes gross profit as a profitability measure, we report our activities in two business segments:

•	Asset Management Solutions – comprised of activities to extract value from strategic asset acquisitions through leasing, trading, or disassembling for product sales
•	TechOps – comprised of MRO activities; and product sales of internally developed engineered solutions and other serviceable products.

The Asset Management Solutions segment provides short-term and long-term leasing solutions of aircraft and jet engines to passenger and cargo operators with activities around the globe. Assets considered to be at or near the end of their useful lives, as supplied by our leasing portfolio or acquisitions, are analyzed for return maximization to assess whether they will be traded as whole assets or disassembled and sold as individual spare parts and components.

The TechOps segment consists of aftermarket aviation support providing maintenance support for aircraft and aircraft components, as well as through sale of engineered solutions. Our MRO business also engages in longer term projects such as aircraft modifications, cargo conversions and aircraft storage. The segment also includes MRO of landing gear, thrust reversers and other components. Cost of services consists principally of the cost of product, direct labor and overhead. Our TechOps division will engage in the repair and sale of used serviceable materials through their ability to overhaul existing inventory. Our engineered solutions revenues consist of sales of internally developed products through the issuance of Supplemental Type Certificates (“STC”) by the FAA. These products are proprietary in nature and function as non-OEM solutions to Airworthiness Directives and other technical challenges for operators. In order to develop these products, we engage in research and development activities which are expensed as incurred.

The accounting policies for the segments are the same as those described in Note B. Gross profit is calculated by subtracting cost of sales from revenue. The assets and certain expenses related to corporate activities are not allocated to the segments. Our reportable segments are aligned principally around the differences in products and services. The segment reporting excludes the allocation of selling, general and administrative expenses, interest expense and income tax expense. Gross profit reported includes an additional inventory reserve of $12,888,000 and $4,619,000 for the nine months ended September 30, 2020 and 2019, respectively (Note E); and an impairment of leased assets in the amount of $3,036,000 for the nine months ended September 30, 2020 (Note H). Selected financial information for each segment for the nine months ended September 30, 2020 and 2019 is as follows:

	Nine months Ended September 30,
	2020	2019
Revenues
Asset Management Solutions
Aircraft	$45,819,000	$56,600,000
Engine	35,515,000	67,040,000
	81,334,000	123,640,000
Tech Ops
MRO Services	74,193,000	49,192,000
Product Sales	4,029,000	10,493,000
	78,222,000	59,685,000
	$159,556,000	$183,325,000

	Nine months Ended September 30,
	2020	2019
Gross Profit
Asset Management Solutions
Aircraft	$9,110,000	$15,496,000
Engine	13,465,000	23,782,000
	22,575,000	39,278,000
TechOps
MRO Services	16,823,000	8,116,000
Product Sales	266,000	5,483,000
	17,089,000	13,599,000
	$39,664,000	$52,877,000

The following table reconciles segment gross profit to net income for the nine months ended September 30:

	2020	2019
Segment gross profit	$39,664,000	$52,877,000
Selling, general and administrative expenses	(40,614,000)	(42,046,000)
CARES act proceeds	12,693,000	-
Transaction costs	(434,000)	(846,000)
Interest expense, net	(1,307,000)	(2,227,000)
Other income, net	358,000	450,000
Income tax expense	(2,519,000)	(1,712,000)
Net income	$7,841,000	$6,496,000

Intersegment sales includes amounts invoiced by a segment for work performed for another segment. Amounts are based on actual work performed or products sold and agreed-upon pricing which is intended to be reflective of the arm’s length value of the contribution made by the supplying business segment. All intersegment transactions have been eliminated upon consolidation. Intersegment revenue for the nine months ended September 30, 2020 and 2019, is as follows:

	2020	2019
Asset Management Solutions	$2,047,000	$406,000
TechOps	1,467,000	4,019,000
Total intersegment revenues	$3,514,000	$4,425,000

NOTE M – COMMITMENTS AND CONTINGENCIES

Litigation

The Company could be involved in litigation incidental to the operation of the business. The Company intends to vigorously defend all matters in which the Company is named defendants, and, for insurable losses, maintain significant levels of insurance to protect against adverse judgments, claims or assessments that may affect the Company. Although the adequacy of existing insurance coverage of the outcome of any legal proceedings cannot be predicted with certainty, based on the current information available, the Company does not believe the ultimate liability associated with known claims or litigation, if any, in which the Company is involved will materially affect the Company’s consolidated financial condition or results of operations.

Lease Commitments

The Company leases office space, warehouses, hangars, computers and equipment in connection with its operations under various operating leases, many of which contain escalation clauses.

Future minimum lease payments under non-cancelable operating leases (with initial lease terms in excess of one year) are:

Year ending December 31:
Remainder of 2020	$1,258,000
2021	4,945,000
2022	3,591,000
2023	2,755,000
2024	2,308,000
2025	1,811,000
Thereafter	4,447,000
Total minimum lease payments	$21,115,000

Expenses incurred under the operating lease agreements was $4,741,000 and $4,137,000 for the nine months ended September 30, 2020 and 2019, respectively. Operating lease expense is recognized on a straight-line basis over the term of the lease, including any option periods, as appropriate. The same lease term is used for lease classification, the amortization period of related leasehold improvements, and the estimation of future lease commitments.

Purchase Commitments

As of September 30, 2020, the Company has purchase commitments for the acquisition of flight equipment in the amount of $72,889,000 to be fulfilled by the first quarter of 2021.

NOTE N – RELATED-PARTY TRANSACTIONS

The Company, in the normal course of its operations, engages in transactions with certain of its stockholders or their affiliates. In 2019, the Company paid its majority stockholder a fee in exchange for advisory, investment banking, management, consulting, and financial planning services provided on an ongoing basis, which totaled $420,000 for the nine months ended September 30, 2019. Management fees for the majority stockholder was suspended in 2020, as such, no management fees were incurred for the nine months ended September 30, 2020.

The Company has amounts due from AerLine Holdings, Inc.; a related party, as of September 30, 2020 and December 31, 2019 totaling $6,280,000 and $11,581,000, respectively.

NOTE O – BUSINESS COMBINATION

On January 7, 2020 the Company acquired all of the outstanding shares of Aircraft Component Technologies, Inc. (ACT), a Florida corporation located in Miami, Florida, for $16,976,000 in cash. The results of ACT operations have been included in the condensed consolidated financial statements since the acquisition date. All assets and liabilities of ACT were recorded at their fair market value, and to the extent that the purchase cost exceeded the fair market value of the net assets, that excess was recorded as goodwill, all of which is deductible for federal income tax purposes. The goodwill is attributable to the general reputation of the business and the collective experience of ACT’s management and employees. This business operates as part of our TechOps segment. ACT’s revenues and income from operations from January 7, 2020 through September 30, 2020 were $5,287,000 and $874,000, respectively. The purchase price for ACT was allocated as follows:

Acquisition Date Fair Values
Accounts receivable	$1,442,000
Deposits, prepaid expenses, and other current assets	22,000
Property and equipment	381,000
Other intangible assets	10,096,000
Goodwill	6,002,000
Accounts payable	(134,000)
Accrued expenses	(833,000)
Total purchase price	$16,976,000

The intangible assets included above consist of the following:

Fair Value
Trademark and trade name (indefinite lived)	$200,000

Fair Value
FAA part 145 certificate (indefinite lived)	$796,000

	Useful Life In Years	Fair Value
Customer relationships	10	$9,100,000

The following unaudited pro forma information presents our consolidated results of operations as if ACT had been included in our consolidated results since January 1, 2019:

	Nine Months Ended September 30, (Unaudited)
	2020	2019
Revenues	$159,556,000	$190,798,000
Net income	$7,841,000	$9,462,000
Net loss attributable to AerSale Corp. common shareholders	$(10,741,000)	(17,676,000)
Loss per share attributable to AerSale Corp.	$(215)	$(354)

The unaudited pro forma financial information is presented for informational purposes only, and may not necessarily reflect the Company’s future results of operations or what the results of operations would have been had the Company owned and operated ACT as of January 1, 2019.

NOTE P – STOCKHOLDERS’ EQUITY

8.65% Cumulative Preferred Shares

The preferred stock was issued at a purchase price of $1,000 per share and ranks senior to common stock. The preferred stock has an initial liquidation preference equal to its $1,000 per share purchase price and accrues dividends at an annual rate of 8.65%. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of the preferred stock will be entitled to receive, out of assets available for distribution to our stockholders and before any distribution of assets to our common stockholders, an amount equal to the then-current liquidation preference, which includes accrued and unpaid dividends. For the nine months ended September 30, 2020 and 2019, accrued dividends were $18,582,000 and $27,138,000, respectively. Effective July 31, 2020, all holders of the issued and outstanding 8.65% cumulative preferred shares agreed to waive $73,175,000 of liquidation preference. Through September 30, 2020 and December 31, 2019, cumulative, the aggregate liquidation preference was $239,182,000 and $293,775,000, respectively. When dividends are declared by the Company’s board of directors, such dividends will be accrued and charged to retained earnings, if any, or additional paid-in capital.

NOTE Q – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the condensed consolidated balance sheet date through December 1, 2020, the date at which the interim condensed consolidated financial statements were available to be issued.